EXHIBIT 107

Calculation of Filing Fee Tables
Form S-8 Registration Statement
BioAge Labs, Inc.

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.00001 per share	Other	1,869,345	$20.08	$37,536,448.00	0.0001381	$5,184.00
2	Equity	Common stock, par value $0.00001 per share	Other	373,869	$17.06	$6,378,206.00	0.0001381	$881.00
		Total Offering Amounts:				$43,914,654.00		$6,065.00
		Total Fee Offsets:						$0
		Net Fee Due:						$6,065.00

Offering Note

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.00001 per share (“Common Stock”), that become issuable pursuant to the provisions of the Registrant’s 2024 Equity Incentive Plan (“2024 EIP”) and 2024 Employee Stock Purchase Plan (“2024 ESPP”) by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase to the number of the Registrant’s outstanding shares of Common Stock.

1

(1) Represents additional shares of Common Stock to be registered and available for grant under the 2024 EIP resulting from the annual 5% automatic increase in the number of authorized shares available for issuance under the 2024 EIP pursuant to the provision of the 2024 EIP providing for an annual automatic increase in the number of shares reserved for issuance under the 2024 EIP.

(2) Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $20.08 was computed by averaging the high and low prices of a share of Registrant’s common stock as reported on The Nasdaq Stock Market LLC (“Nasdaq”) on March 18, 2026, which date is within five business days prior to the filing of this Registration Statement.

2

(1) Represents additional shares of Common Stock to be registered and available for grant under the 2024 ESPP resulting from the annual 1% automatic increase in number of authorized shares available for issuance under the 2024 ESPP pursuant to the provision of the 2024 ESPP providing for an annual automatic increase in the number of shares reserved for issuance under the 2024 ESPP.

(2) Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee. The proposed maximum offering price per share of $20.08 was computed by averaging the high and low prices of Common Stock as reported on Nasdaq on March 18, 2026, which date is within five business days prior to the filing of this Registration Statement, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2024 ESPP.